                               PEERLESS MFG. CO.
                         2002 ANNUAL REPORT ON FORM 10-K

                                   EXHIBIT 21




                        SUBSIDIARIES OF PEERLESS MFG. CO.


                      Name                                      Domicile                             Ownership
    -----------------------------------------          ----------------------------             ---------------------
    Peerless Europe Ltd.                               The United Kingdom                               100%

    Peerless Barbados Inc.                             Barbados                                         100%

    PMC Acquisition Inc., d/b/a                        Texas                                            100%
        ABCO Industries






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